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                                                               Exhibit 99.1


      Consent of Person About to Become Director for Raymond J. Farnham

      Pursuant to Rule 438 of the Securities Act of 1933, I hereby consent to being named in the Form S-1 registration statement of inSilicon Corporation as a person who is about to become a director of such company.




Dated: January 12, 2000                 /s/ Raymond J. Farnham
                                       ------------------------
                                          Raymond J. Farnham